Exhibit 10.1

Second Curve Capital, LLC

405 Lexington Avenue, 52nd Floor

New York, New York 10174

December 18, 2007

CompuCredit Corporation

Five Concourse Parkway, Suite 400

Atlanta, Georgia 30328

Gentlemen:

This letter confirms the agreement between parties set forth on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”) and CompuCredit Corporation (“CompuCredit”), pursuant to which the Sellers have agreed to sell to CompuCredit an aggregate of 1,000,000 shares (the “Shares”) of CompuCredit common stock at a price of $9.34 per share.

The sale of the Shares shall be consummated by December 20, 2007, through the transfer of the Shares to CompuCredit’s account at Merrill Lynch, no. 706-07M51, or through transfers as otherwise agreed between the parties, and, simultaneously, the transfer, through a single or several wire transfers, of an aggregate of $9,340,000, to account(s) as instructed by the Seller.

Each Seller severally represents and warrants to CompuCredit that (1) it has the power and authority to sell the Shares to CompuCredit, (2) upon transfer of the Shares to CompuCredit’s Merrill Lynch account, CompuCredit shall have full and marketable title to the Shares, free and clear of any liens, claims or other encumbrances, (3) the Seller is solvent and will not be rendered insolvent by the sale of the Shares to CompuCredit, (4) the sale of the Shares to CompuCredit does not require it to obtain the consent of any person or entity (including, without limitation, any court or government agency, regulatory authority or self-regulating organization) or materially violate its organizational documents or any agreements to which the Seller is a party, and (5) this agreement is enforceable in accordance with its terms against the Seller, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

CompuCredit represents and warrants to the Sellers that (1) it has the power and authority to purchase the Shares, (2) the purchase of the Shares does not require it to obtain the consent of any person or entity (including, without limitation, any court or government agency, regulatory authority or self-regulating organization) or materially violate its organizational documents or any agreements to which CompuCredit is a party, and (3) this agreement is enforceable in accordance with its terms against CompuCredit, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

December 18, 2007

Each Seller acknowledges that CompuCredit’s management has answered all questions that it has had of CompuCredit’s management and that it has been provided access to all materials requested by it (collectively, the “Information”). Each Seller further acknowledges that it is fully satisfied with the Information and desires to sell the Shares. Each Seller further acknowledges that it is a sophisticated investor and has the ability to assess the merits of the sale of the Shares to CompuCredit.

Notwithstanding anything to the contrary, to the extent that CompuCredit determines that the stock repurchase is a material transaction, it hereby covenants and agrees to file an 8-K with the U.S. Securities and Exchange Commission disclosing this transaction within one day following consummation of the transaction.

If the foregoing accurately reflects the agreements that we have reached, please sign a copy of this letter and return it to us.

Second Curve Opportunity Fund, LP

By: Second Curve Management, LLC, its General Partner

By:	/s/ Thomas K. Brown
Name:	Thomas K. Brown
Title:	Managing Member

December 18, 2007

Second Curve Opportunity Fund II, LP

By: Second Curve Management, LLC, its General Partner

By:	/s/ Thomas K. Brown
Name:	Thomas K. Brown
Title:	Managing Member

Second Curve Vision Fund, LP

By: Second Curve Management, LLC, its General Partner

By:	/s/ Thomas K. Brown
Name:	Thomas K. Brown
Title:	Managing Member

Second Curve Opportunity Fund International, Ltd.

By:	/s/ Stephen D. Krug
Name:	Stephen D. Krug
Title:	Director

Second Curve Vision Fund International, Ltd.

By:	/s/ Stephen D. Krug
Name:	Stephen D. Krug
Title:	Director

Agreed to:

CompuCredit Corporation

By:	/s/ Richard W. Gilbert
Name:	Richard W. Gilbert
Title:	Vice Chairman

December 18, 2007

EXHIBIT A

SELLERS

Seller	No. of Shares	Purchase Price
Second Curve Opportunity Fund, LP	561,000	$5,239,740

Second Curve Opportunity Fund II, LP	12,000	$112,080

Second Curve Opportunity Fund International, Ltd.	177,000	$1,653,180

Second Curve Vision Fund, LP	167,000	$1,559,780

Second Curve Vision Fund International, Ltd.	83,000	$775,220

Total	1,000,000	$9,340,000